Exhibit 99

Contact:	Randall Oliver (media) (323) 869-7607 randall.oliver@smartandfinal.com Richard Phegley (investors) (323) 869-7779 rick.phegley@smartandfinal.com

SMART & FINAL REPORTS 6.0 PERCENT SALES INCREASE

IN 2004 FOURTH QUARTER

•	Full Year EPS from Continuing Operations of $0.99 Per Diluted Share

•	Fourth Quarter Income from Continuing Operations of $4.6 Million

•	Bank Debt Reduced by $35 Million in 2004

LOS ANGELES, February 17, 2005 – Smart & Final Inc. (NYSE – SMF) today reported fourth quarter 2004 sales for the thirteen-week quarter ended January 2, 2005 of $471.2 million, an increase of $26.8 million or 6.0 percent over fourth quarter 2003 sales of $444.4 million.

The company’s 2004 fourth quarter sales are based on a thirteen-week period, while the 2003 fourth quarter was comprised of twelve weeks and also included the favorable impact on sales from a labor action against the three largest southern California retail supermarket chains. Adjusting for the effect of the extra week, the 2004 fourth quarter comparable store sales growth rate declined by 1.3%. On a two-year basis over the 2002 to 2004 period, fourth quarter comparable store sales have grown by a compounded annual rate of over 9%.

Income from continuing operations was $4.6 million for the fourth quarter 2004, including a $1.5 million after-tax non-cash charge for software impairment. Income from continuing operations in the fourth quarter 2003 was $9.2 million, including the favorable effect on sales of the competitor labor action and the partial reversal of litigation and other charges taken earlier in 2003.

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Smart & Final Inc. Fourth Quarter 2004

The following table provides an analysis of fourth quarter earnings:

	Income from Continuing Operations ($000 After-Tax)		Earnings Per Share from Continuing Operations ($/share, assuming dilution)
	2004	2003	2004	2003
Earnings As Reported (GAAP basis)	$4,605	$9,154	$0.14	$0.30

Non-GAAP Adjustments
Software Impairment Charge	1,500	—	0.05	—
Reversal of Litigation & Other Charges	—	(2,500)	—	(0.08)

Earnings as Adjusted (Non-GAAP)	$6,105	$6,654	$0.19	$0.22

[This presentation of adjusted income from continuing operations and adjusted earnings per diluted share is a non-GAAP financial measure as defined by SEC Regulation G. See attached reconciliation of the Non-GAAP Financial Measures, including a presentation of the full year effects.]

Etienne Snollaerts, president and chief executive officer, stated, “We are very pleased by our operating performance in the fourth quarter, particularly when compared to the extremely robust final quarter of 2003. We continued to hold onto a substantial portion of the southern California business that we garnered during last year’s labor action, and sales in our other geographic regions also grew at impressive rates. In the fourth quarter our average transaction increased 5.3% to over $41, which provides continuing evidence of the strong value retailing proposition that we are offering our customers.”

Snollaerts added, “In the fourth quarter we chose to increase marketing expenses and store operating labor, and built store-level inventories, to clearly present our dynamic store concept to both current and potential customers in the key holiday season. While these actions modestly impacted operating and financial measures in the quarter, we believe that they are serving to reinforce our value proposition in the marketplace.”

Gross margin from continuing operations increased $3.1 million, or 4.1 percent, to $80.2 million for the fourth quarter of 2004 as compared to $77.1 million for the prior year fourth quarter. The increase in gross margin was primarily due to the increase in sales over the prior year quarter partially offset by a slight decline in the gross margin rate. As a percentage of sales, gross margin decreased to 17.0 percent for fourth quarter 2004 compared to 17.3 percent for fourth quarter 2003. This decrease was primarily a result of increased distribution costs and sales mix changes partially offset by lower occupancy costs as a percentage of sales due to the relatively fixed nature of these costs.

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Smart & Final Inc. Fourth Quarter 2004

As a percentage of sales, operating and administrative expenses increased to 15.4 percent for the 2004 fourth quarter from 14.0 percent for the 2003 fourth quarter. Operating and administrative expenses from continuing operations increased $10.4 million, or 16.7 percent, to $72.7 million for the fourth quarter of 2004 as compared to $62.3 million for the prior year fourth quarter. The increase in dollars and as a percentage of sales was largely attributable to a $2.5 million pretax impairment charge associated with capitalized software development costs, increased store labor and fringe benefit costs, marketing expense, and compliance costs associated with Sarbanes-Oxley Section 404.

Interest expense decreased to $2.3 million for the 2004 fourth quarter as compared to $4.1 million for the prior year quarter. The decrease in interest expense was primarily due to reduced debt outstanding. At the end of the fourth quarter 2004, the outstanding balance on the revolving credit facility was $25.0 million compared with $60.0 million at the end of the fourth quarter 2003. In November 2004, the company entered into an amended $150 million revolving credit facility with a five year term.

Also in the fourth quarter 2004, the company revised its effective tax rate for the full year 2004 to 38.0 percent, approximately two percentage points lower than the income tax provision rate recorded through the third quarter 2004. This change in the full year effective tax rate resulted in an effective tax rate in the fourth quarter of 21.0 percent.

Three stores were opened during the 2004 fourth quarter, in Chatsworth, Calif., Tempe, Ariz. and Tijuana, Baja California, Mex. One store, now located in Lawndale, Calif., was relocated in the 2004 fourth quarter. The company operated 234 stores at the end of 2004 compared with 229 stores at the end of 2003, as reported on a continuing operations basis.

In the fourth quarters of 2004 and 2003, the company recorded an after-tax loss of $0.4 million and $1.2 million, respectively from the effect of discontinued operations, largely representing the wind-down of broadline foodservice distribution operations in northern California and Florida, and the divestiture of its retail stores operation in the Florida market. Including the effect of discontinued operations in both periods, net income for the fourth quarter 2004 was $4.2 million, or $0.13 per diluted share, compared with net income of $7.9 million, or $0.26 per diluted share, in the fourth quarter 2003.

Full Year Results

For the full year 2004, sales were $1,955.6 million, an increase of $225.5 million or 13.0 percent over full year 2003 sales of $1,730.1 million. Full year 2004 comparable sales, adjusted for the effect of the extra week, increased 11.0 percent over the 2003 level. The company has previously disclosed that it

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Smart & Final Inc. Fourth Quarter 2004

believes its incremental sales resulting from the labor action against the three largest southern California retail supermarket chains, which commenced in the fourth quarter 2003 and was settled in February 2004, were $50 million in the fourth quarter 2003 and $40 million in the first quarter 2004.

Full-year gross margin from continuing operations increased $42.1 million, or 14.2 percent, to $339.1 million for 2004 as compared to $297.0 million for 2003. As a percentage of sales, gross margin increased to 17.3 percent for 2004 as compared to 17.2 percent for 2003 due primarily to lower occupancy costs as a percentage of sales partially offset by increased distribution costs. As a percentage of sales, operating and administrative expenses decreased to 14.1 percent for 2004 as compared to 14.2 percent for 2003. Income from continuing operations for the full year 2004 was $31.5 million, or $0.99 per diluted share. For the full year 2003, income from continuing operations was $13.6 million, or $0.46 per diluted share, which included a $13.8 million charge for litigation and other charges. As adjusted for this charge net of tax, full year 2003 income from continuing operations was $21.9 million or $0.74 per diluted share. [This adjusted income from continuing operations and adjusted earnings per diluted share is a non-GAAP financial measure as defined by SEC Regulation G. See attached reconciliation of the Non-GAAP Financial Measures.]

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. currently operates 235 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Arizona, Nevada, Idaho and northern Mexico. For more information, visit the company’s website at www.smartandfinal.com.

Forward-Looking and Cautionary Statements

This Smart & Final press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. Comparability

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Smart & Final Inc. Fourth Quarter 2004

of current and future operating trends and results may be impacted by important factors, most notably the effect of the labor action against the three largest southern California retail supermarket chains. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

INVESTOR CONFERENCE CALL INFO

A telephone conference call with Smart & Final’s senior management will be held on Friday February 18, 2005 at 8:00 a.m. Pacific Standard Time. The conference call is available in a listen-only mode through www.CCBN.com. Replays of the conference call will also be available.

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SMART & FINAL INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share amounts)

	January 2, 2005	December 28, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,672	$36,592
Accounts receivable, less allowance for doubtful accounts of $254 in 2004 and $307 in 2003	16,717	15,524
Inventories	142,360	123,428
Prepaid expenses and other current assets	16,428	27,383
Deferred tax assets	11,646	16,660
Assets of discontinued operations	2,129	4,681

Total current assets	217,952	224,268
Property, plant and equipment:
Land	66,275	68,042
Buildings and improvements	62,583	64,237
Leasehold improvements	125,206	113,388
Fixtures and equipment	194,554	179,079

	448,618	424,746
Less – Accumulated depreciation and amortization	197,443	177,706

Net property, plant and equipment	251,175	247,040
Assets under capital leases, net of accumulated amortization of $7,669 in 2004 and $9,417 in 2003	2,085	3,926
Goodwill	34,775	34,775
Deferred tax assets	18,237	16,123
Equity investment in joint venture	6,258	5,398
Cash held in real estate trust	116	14,357
Other assets	56,833	51,345

Total assets	$587,431	$597,232

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and capital leases	$1,353	$61,964
Accounts payable	83,103	92,448
Accrued salaries and wages	20,166	17,220
Other accrued liabilities	47,863	47,914
Liabilities of discontinued operations	2,476	7,296

Total current liabilities	154,961	226,842
Long-term liabilities:
Obligations under capital leases	2,638	4,511
Bank debt	25,000	—
Notes payable	53,396	53,496
Notes payable to affiliate	33,133	33,173
Other long-term liabilities	30,324	25,185
Postretirement and postemployment benefits	35,566	37,868

Total long-term liabilities	180,057	154,233
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par value (authorized 10,000,000 shares; no shares issued)	—	—
Common stock, $0.01 par value (authorized 100,000,000 shares; 30,752,118 shares issued and outstanding in 2004 and 29,922,821 in 2003)	308	299
Additional paid-in capital	219,768	209,876
Retained earnings	46,157	15,963
Accumulated other comprehensive loss	(12,361)	(9,881)
Notes receivable for common stock	(75)	(100)
Treasury stock, at cost, 86,475 shares in 2004	(1,384)	—

Total stockholders’ equity	252,413	216,157

Total liabilities and stockholders’ equity	$587,431	$597,232

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SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

	Thirteen Weeks Ended January 2, 2005	Twelve Weeks Ended December 28, 2003	Fiscal Year Ended
			January 2, 2005	December 28, 2003
	(Unaudited)		(Unaudited)
Sales	$471,151	$444,421	$1,955,579	$1,730,114
Cost of sales, buying and occupancy	390,923	367,371	1,616,490	1,433,106

Gross margin	80,228	77,050	339,089	297,008
Operating and administrative expenses	72,723	62,296	276,655	245,584
Litigation and other charges	—	(4,166)	—	13,834

Income from operations	7,505	18,920	62,434	37,590
Interest expense, net	2,319	4,084	13,178	15,508

Income from continuing operations before income taxes	5,186	14,836	49,256	22,082
Income tax provision	(1,089)	(6,054)	(18,718)	(9,229)
Equity earnings of joint venture	508	372	993	744

Income from continuing operations	4,605	9,154	31,531	13,597
Discontinued operations, net of tax	(415)	(1,240)	(1,337)	(68,535)

Income (loss) before cumulative effect of accounting change	4,190	7,914	30,194	(54,938)
Cumulative effect of accounting change (variable interest entity, net of tax of $3,534)	—	—	—	(5,301)

Net income (loss)	$4,190	$7,914	$30,194	$(60,239)

Earnings (loss) per common share
Earnings per common share from continuing operations	$0.15	$0.31	$1.04	$0.46
Loss per common share from discontinued operations	(0.01)	(0.04)	(0.04)	(2.30)
Cumulative effect of accounting change per common share	—	—	—	(0.18)

Earnings (loss) per common share	$0.14	$0.27	$1.00	$(2.02)

Weighted average common shares	30,605,517	29,743,423	30,206,190	29,777,393

Earnings (loss) per common share, assuming dilution
Earnings per common share, assuming dilution, from continuing operations	$0.14	$0.30	$0.99	$0.46
Loss per common share, assuming dilution, from discontinued operations	(0.01)	(0.04)	(0.04)	(2.30)
Cumulative effect of accounting change per common share, assuming dilution	—	—	—	(0.18)

Earnings (loss) per common share, assuming dilution	$0.13	$0.26	$0.95	$(2.02)

Weighted average common shares and common share equivalents	32,332,075	30,460,140	31,868,983	29,777,393

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SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AS A PERCENTAGE OF SALES

	Thirteen Weeks Ended January 2, 2005	Twelve Weeks Ended December 28, 2003	Fiscal Year Ended
			January 2, 2005	December 28, 2003
	(Unaudited)		(Unaudited)
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, buying and occupancy	83.0	82.7	82.7	82.8

Gross margin	17.0	17.3	17.3	17.2
Operating and administrative expenses	15.4	14.0	14.1	14.2
Litigation and other charges	—	(0.9)	—	0.8

Income from operations	1.6	4.3	3.2	2.2
Interest expense, net	0.5	0.9	0.7	0.9

Income from continuing operations before income taxes	1.1	3.3	2.5	1.3
Income tax provision	(0.2)	(1.4)	(1.0)	(0.5)
Equity earnings of joint venture	0.1	0.1	0.1	—

Income from continuing operations	1.0	2.1	1.6	0.8
Discontinued operations, net of tax	(0.1)	(0.3)	(0.1)	(4.0)

Income (loss) before cumulative effect of accounting change	0.9	1.8	1.5	(3.2)
Cumulative effect of accounting change (variable interest entity, net of tax of $3,534)	—	—	—	(0.3)

Net income (loss)	0.9%	1.8%	1.5%	(3.5)%

*	Totals may not aggregate due to rounding

SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Fiscal Year Ended
	January 2, 2005	December 28, 2003
	(Unaudited)
Cash Flows from Operating Activities:
Income from continuing operations before cumulative effect of accounting change	$31,531	$13,597
Adjustments to reconcile income from continuing operations before cumulative effect of accounting change to net cash provided by continuing activities:
Non-cash litigation and other charges, net of tax	—	8,300
Gain on disposal of property, plant and equipment	(390)	(818)
Asset impairment	2,500	—
Depreciation	17,951	19,265
Amortization	12,716	13,189
Amortization of deferred financing costs	1,358	3,187
Deferred tax provision	2,899	12,575
Equity earnings of joint venture	(993)	(744)
Decrease (increase) in:
Accounts receivable	(1,193)	6,284
Inventories	(18,933)	1,408
Prepaid expenses and other assets	9,731	(16,117)
Increase (decrease) in:
Accounts payable	(9,345)	20,459
Accrued salaries and wages	2,946	7,971
Other accrued liabilities	(9,108)	1,729

Net cash provided by continuing activities	41,670	90,285
Net cash used in discontinued activities	(4,340)	(4,568)

Net cash provided by operating activities	37,330	85,717

Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(25,487)	(21,236)
Proceeds from disposal of property, plant and equipment	4,386	1,928
Investment in capitalized software	(12,080)	(11,699)
Change in cash held in real estate trust	14,241	—
Other	5,518	(2,019)

Net cash used in continuing activities	(13,422)	(33,026)
Net proceeds from divestitures	325	37,898
Net cash provided by (used in) discontinued activities	226	(105)

Net cash (used in) provided by investing activities	(12,871)	4,767

Cash Flows from Financing Activities:
Payments on bank line of credit	(40,000)	(77,500)
Borrowings on bank line of credit	5,000	7,500
Payments on notes payable	(1,751)	(6,792)
Fees paid in connection with debt refinancing	(1,070)	—
Proceeds from issuance of common stock, net of costs	5,442	40

Net cash used in continuing activities	(32,379)	(76,752)
Net cash used in discontinued activities	—	(142)

Net cash used in financing activities	(32,379)	(76,894)

(Decrease) increase in cash and cash equivalents	(7,920)	13,590
Cash and cash equivalents at beginning of the period	36,592	23,002

Cash and cash equivalents at end of the period	$28,672	$36,592

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SMART & FINAL INC.

NON-GAAP FINANCIAL MEASURES

The following schedules contain supplemental information regarding our income from continuing operations for the thirteen-week quarter and fiscal year ended January 2, 2005 and the twelve-week quarter and fiscal year ended December 28, 2003, as adjusted for the exclusion of expenses associated with software impairment and litigation and other charges. This financial information is a non-GAAP financial measure as defined by SEC Regulation G. The GAAP financial measure most directly comparable is income from continuing operations unadjusted for these items. The reconciliation of each of the non-GAAP financial measures is as follows:

SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share amounts)

	Fiscal Year Ended January 2, 2005
	GAAP (a)	Adjustments		Non-GAAP (b)
Sales	$1,955,579	$—		$1,955,579
Cost of sales, buying and occupancy	1,616,490	—		1,616,490

Gross margin	339,089	—		339,089
Operating and administrative expenses	276,655	(2,500	)(c)	274,155

Income from operations	62,434	2,500		64,934
Interest expense, net	13,178	—		13,178

Income from continuing operations before income taxes	49,256	2,500		51,756
Income taxes	(18,718)	(1,000)		(19,718)
Equity earnings of joint venture	993	—		993

Income from continuing operations	$31,531	$1,500		$33,031

Earnings per common share, assuming dilution, from continuing operations	$0.99			$1.04

Income from operations as a percentage of sales (Earnings Before Interest expense and Taxes)	3.2%			3.3%

(a)	Reflects operating results from continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”).
(b)	Non-GAAP amounts exclude expenses associated with software impairment.
(c)	Amount represents expense associated with software impairment.

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share amounts)

	Fiscal Year Ended December 28, 2003
	GAAP (a)	Adjustments		Non-GAAP (b)
Sales	$1,730,114	$—		$1,730,114
Cost of sales, buying and occupancy	1,433,106	—		1,433,106

Gross margin	297,008	—		297,008
Operating and administrative expenses	245,584	—		245,584
Litigation and other charges	13,834	(13,834	)(c)	—

Income from operations	37,590	13,834		51,424
Interest expense, net	15,508	—		15,508

Income from continuing operations before income taxes	22,082	13,834		35,916
Income taxes	(9,229)	(5,534)		(14,763)
Equity earnings of joint venture	744	—		744

Income from continuing operations	$13,597	$8,300		$21,897

Earnings per common share, assuming dilution, from continuing operations	$0.46			$0.74

Income from operations as a percentage of sales (Earnings Before Interest expense and Taxes)	2.2%			3.0%

(a)	Reflects operating results from continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”).
(b)	Non-GAAP amounts exclude expenses associated with litigation and other charges.
(c)	Amount represents expense associated with litigation and other charges.

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share amounts)

	Fiscal Quarter Ended January 2, 2005
	GAAP (a)	Adjustments		Non-GAAP (b)
Sales	$471,151	$—		$471,151
Cost of sales, buying and occupancy	390,923	—		390,923

Gross margin	80,228	—		80,228
Operating and administrative expenses	72,723	(2,500	)(c)	70,223

Income from operations	7,505	2,500		10,005
Interest expense, net	2,319	—		2,319

Income from continuing operations before income taxes	5,186	2,500		7,686
Income taxes	(1,089)	(1,000)		(2,089)
Equity earnings of joint venture	508	—		508

Income from continuing operations	$4,605	$1,500		$6,105

Earnings per common share, assuming dilution, from continuing operations	$0.14			$0.19

Income from operations as a percentage of sales (Earnings Before Interest expense and Taxes)	1.6%			2.1%

(a)	Reflects operating results from continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”).
(b)	Non-GAAP amounts exclude expenses associated with software impairment.
(c)	Amount represents expense associated with software impairment.

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share amounts)

	Fiscal Quarter Ended December 28, 2003
	GAAP (a)	Adjustments	Non-GAAP (b)
Sales	$444,421	$—	$444,421
Cost of sales, buying and occupancy	367,371	—	367,371

Gross margin	77,050	—	77,050
Operating and administrative expenses	62,296	—	62,296
Litigation and other charges	(4,166)	4,166 (c)	—

Income from operations	18,920	(4,166)	14,754
Interest expense, net	4,084	—	4,084

Income from continuing operations before income taxes	14,836	(4,166)	10,670
Income taxes	(6,054)	1,666	(4,388)
Equity earnings of joint venture	372	—	372

Income from continuing operations	$9,154	$(2,500)	$6,654

Earnings per common share, assuming dilution, from continuing operations	$0.30		$0.22

Income from operations as a percentage of sales (Earnings Before Interest expense and Taxes)	4.3%		3.3%

(a)	Reflects operating results from continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”).
(b)	Non-GAAP amounts exclude expenses associated with litigation and other charges.
(c)	Amount represents expense associated with litigation and other charges.

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